Xtant Medical Names Sean Browne President and Chief Executive Officer

BELGRADE, MT, October 7, 2019 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced the appointment of Sean Browne as President and Chief Executive Officer, effective immediately.

“Sean has an extensive track record of success as a medical device executive, and his expertise spans diverse business stages, product segments, and financing structures,” said Jeff Peters, Chairman of the Board of Xtant Medical. “His demonstrated ability to strategically build and guide business teams and manage critical business functions will be an asset to Xtant as the company continues to advance its turn-around strategy, which includes enhancing the operational effectiveness of its business and investing in technologies and personnel that are critical for enabling future growth. On behalf of the Xtant Board of Directors, I am pleased to welcome Sean to the company and look forward to working with him to create value for patients and stockholders.”

Mr. Browne has over three decades of expertise in the medical device and healthcare industry. Most recently, he served as Chief Revenue Officer of CCS Medical, Inc., a provider of home delivery medical supplies. Previously, Mr. Browne served as Chief Operating Officer of The Kini Group, an integrated cloud-based software analytics and advisory firm; President and Chief Executive Officer and a director of Neuro Resource Group, a venture start-up medical device company that was sold to a strategic buyer; President, Miltex Surgical Instrument Division for Integra LifeSciences Corporation, a publicly held medical device company that acquired Miltex Holdings, Inc.; Vice President, Sales and Marketing of Esurg.com, an e-commerce company serving physician and ambulatory surgery markets; Vice President, Health Systems Division of McKesson Corporation; and held various positions with increasing responsibility at Baxter Healthcare. Mr. Browne holds a Masters of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree, with a major in Finance and minor in Statistics, from Boston University.

“It is an exciting time to be joining Xtant Medical and continuing the important progress the company has made in executing its turn-around strategy while continuing to advance and expand its comprehensive portfolio of orthobiologics and spinal implant services,” said Mr. Browne. “I look forward to working with Jeff and the other members of the company’s Board, leadership team, employees and distribution partners to make the Xtant name a hallmark of value and excellence for patients, customers, and our stockholders.”

It is anticipated that Mr. Browne will join Xtant’s Board of Directors after completion of the company’s annual meeting of stockholders on October 30, 2019.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “continue,” “future,” “will,” “potential” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; ability to remain competitive; ability to innovate and develop new products; the effect of recent management changes and the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects, including the recall of the Company’s Calix Lumbar Spine Implant System; timing and results of clinical studies; ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; ability to retain and recruit independent sales agents and the impact of the termination of a consulting agreement with an entity that had close relationships with several of customers; ability to service debt and comply with debt covenants; ability to raise additional financing, ability to make progress consistent with its plan of compliance and regain compliance with the continued listing standards of the NYSE American; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC) on April 1, 2019 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 8, 2019. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

FINN Partners

Ph: 212-867-1762

Email: david.carey@finnpartners.com